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                                                                   Exhibit 23.1



              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) of Triton Network Systems, Inc. pertaining to the 2000 Nonstatutory Stock Option Plan of our report dated February 11, 2000, (except
Note 10, as to which the date is June 7, 2000) with respect to the consolidated financial statements of Triton Network Systems, Inc. included in its Registration Statement (Form S-1 No. 333-31434) and related prospectors filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP

Orlando, Florida
March 27, 2001